Exhibit 99.1

NEWS RELEASE Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2010 FINANCIAL RESULTS

- Raises 2010 Guidance -

AVON, Conn. — October 29, 2010 — Magellan Health Services, Inc. (Nasdaq: MGLN) today reported financial results for the third quarter of 2010, as summarized below, and increased guidance for the full year.  For the quarter ended September 30, 2010, the Company reported net revenue of $750.3 million, segment profit of $90.1 million, and net income of $44.8 million or $1.31 per diluted common share.  Segment profit represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

Third Quarter Financial Results at a Glance

	Three Months Ended September 30			Nine Months Ended September 30
(Millions, Except per share results)	2010	2009	Change	2010	2009	Change
Revenue	$750.3	$667.6	$82.7	$2,220.0	$1,922.9	$297.1
Segment Profit	90.1	64.5	25.6	230.0	150.3	79.7
Net Income	44.8	31.0	13.8	105.7	62.9	42.8
Earnings per Share	1.31	0.88	0.43	3.08	1.77	1.31

“I am quite pleased with our strong third quarter which demonstrates that our value proposition and strategy of diversification is resonating in the marketplace,” said René Lerer, M.D., chairman and chief executive officer.  “With these year-to-date results we are on track for a robust finish for 2010.

“Our success is based on our ability to improve quality and access to care for our millions of members, and create value for customers.  Across the spectrum of our business segments — managed behavioral health, radiology benefits management, specialty pharmaceutical management and Medicaid administration — our customers and consumers look to us as their partner to leverage our clinical and technological expertise to help find solutions to the challenges they face.  Our track record of innovation motivates current and potential customers to do business with Magellan.

“As we look to the future, 2011 will present new challenges.  Our strategy uniquely positions us with a broad range of products and solutions to help customers deal with emerging health care and fiscal issues.  Magellan’s abilities and expertise, as well as our long history of dealing with the Medicaid population, will be particularly important given the significant expansion of Medicaid over the next several years.”

“We made important strides in our operational execution in the third quarter, positioning the company for future profitable growth,” said Karen S. Rohan, Magellan’s president.  “We implemented new business, expanded our products and capabilities, and continued our focus on care management and clinical initiatives. All of our

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

business segments are focused on generating growth and developing new products to meet the changing needs of our customers, which is especially important given the current economic environment and the changing landscape brought about by health care reform.”

Outlook

“As a result of our solid financial results through September 30, Magellan is increasing our full year guidance,” said Jonathan N. Rubin, chief financial officer.  “We now expect full-year segment profit in the range of $285 million to $300 million and net income of $126 million to $140 million.  This equates to diluted earnings per share of $3.66 to $4.07, which reflects the impact of repurchases to date this year, but excludes any impact from repurchases that may occur during the remainder of the year. We now expect full year 2010 cash flow from operations to be in the range of $270 million to $300 million.

“Looking ahead, after adjusting our current 2010 guidance ranges for approximately $22 million of favorable year-to-date out-of-period adjustments, we expect to see moderately lower segment profit in 2011. This expectation is driven by several factors including the impact of previously disclosed contract terminations, and continued margin pressure resulting from economic strains on our health plan and state clients, partially offset by expected new business growth and the continued benefit of our effective care management and other performance improvement initiatives.  We will provide detailed guidance in our December call.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Friday, October 29, 2010.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode Third Quarter Earnings Call 2010 approximately 15 minutes before the start of the call.  The conference will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc., is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, employers and government agencies, serving approximately fifty eight million people nationwide in our behavioral and radiology benefits lines, more than 40 health plans in our specialty pharmacy benefits segment, and 25 states and the District of Columbia in our Medicaid Administration segment. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward- looking statements including, without limitation, statements regarding estimates of 2010 net income, segment profit, earnings per share, and cash flow from operations, 2011 segment profit, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on February 26, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, expected to be filed with the Securities and Exchange Commission and posted on the Company’s website on Friday, October 29, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010 (1)	2009	2010 (1)

Net revenue	$667,589	$750,319	$1,922,905	$2,220,030

Cost and expenses:
Cost of care	435,007	467,160	1,309,773	1,416,317
Cost of goods sold	50,139	55,071	151,497	166,138
Direct service costs and other operating expenses (2)	122,034	141,581	328,032	419,452
Depreciation and amortization	12,154	13,950	33,713	41,607
Interest expense	650	482	1,734	1,751
Interest income	(1,215)	(846)	(5,260)	(2,466)
	618,769	677,398	1,819,489	2,042,799
Income from continuing operations before income taxes	48,820	72,921	103,416	177,231
Provision for income taxes	17,833	28,137	40,470	71,500
Net income	30,987	44,784	62,946	105,731
Other comprehensive income (loss)	52	280	(168)	21
Comprehensive income	$31,039	$45,064	$62,778	$105,752

Weighted average number of common shares outstanding — basic	35,128	33,450	35,426	33,715
Weighted average number of common shares outstanding — diluted	35,331	34,171	35,566	34,345

Net income per common share — basic	$0.88	$1.34	$1.78	$3.14
Net income per common share — diluted	$0.88	$1.31	$1.77	$3.08

(1)     For a more detailed discussion of Magellan’s results for the quarter ended September 30, 2010, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on October 29, 2010, and the live broadcast or taped replay of the Company’s earnings conference call on October 29, 2010, which will be available at www.MagellanHealth.com.

(2)     Includes stock compensation expense of $4,124 and $3,596 for the three months ended September 30, 2009 and 2010, respectively, and $16,724 and $11,830 for the nine months ended September 30, 2009 and 2010, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2009	2010

Cash flows from operating activities:
Net income	$62,946	$105,731

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,713	41,607
Non-cash interest expense	675	463
Non-cash stock compensation expense	16,724	11,830
Non-cash income tax expense	28,696	32,260
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (1)	10,702	62,413
Accounts receivable, net	(7,139)	10,279
Other assets	(22,945)	(4,085)
Accounts payable and accrued liabilities	(18,466)	889
Medical claims payable and other medical liabilities	(6,669)	(14,085)
Other	2,386	6,977
Net cash provided by operating activities	100,623	254,279

Cash flows from investing activities:
Capital expenditures	(25,808)	(32,201)
Purchase of investments	(213,377)	(235,420)
Maturity of investments	247,631	154,979
Acquisitions and investments in businesses, net of cash acquired	(115,438)	—
Net cash used in investing activities	(106,992)	(112,642)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(3)	(588)
Payments to acquire treasury stock	(67,070)	(74,427)
Proceeds from exercise of stock options and warrants	1,101	23,121
Other	2,721	(1,611)
Net cash used in financing activities	(63,251)	(53,505)
Net (decrease) increase in cash and cash equivalents	(69,620)	88,132
Cash and cash equivalents at beginning of period	211,825	196,507
Cash and cash equivalents at end of period	$142,205	$284,639

(1)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the nine months ended September 30, 2009, $5,589 of restricted investments were shifted to restricted cash that resulted in an operating cash flow use.  During the nine months ended September 30, 2010, $29,086 of restricted cash was shifted to restricted investments that resulted in an operating cash flow source.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009 (1)	2010	2009 (1)	2010

Net revenue
- Commercial	$162,060	$165,270	$481,003	$487,954
- Public Sector	336,327	364,102	1,001,368	1,081,581
- Radiology Benefits Management	78,279	116,379	222,403	331,099
- Specialty Pharmaceutical Management	65,111	68,609	192,319	204,740
- Medicaid Administration (2)	25,812	42,606	25,812	121,303
- Elimination (2)	—	(6,647)	—	(6,647)
Total net revenue	667,589	750,319	1,922,905	2,220,030

Cost of care
- Commercial	86,031	84,485	264,668	265,740
- Public Sector (2)	294,233	310,261	896,149	930,932
- Radiology Benefits Management	54,743	72,980	148,956	220,211
- Medicaid Administration	—	6,081	—	6,081
- Elimination (2)	—	(6,647)	—	(6,647)
Total cost of care	435,007	467,160	1,309,773	1,416,317

Cost of goods sold - Specialty Pharmaceutical Management	50,139	55,071	151,497	166,138

Direct service costs and other operating expenses
- Commercial	37,843	40,156	114,376	115,340
- Public Sector	16,440	17,554	50,646	50,559
- Radiology Benefits Management	12,880	17,366	38,387	47,605
- Specialty Pharmaceutical Management	5,516	8,064	18,780	19,537
- Medicaid Administration	22,138	27,928	22,138	94,555
- Corporate	27,217	30,513	83,705	91,856
Total direct services costs and other operating expenses	122,034	141,581	328,032	419,452

Stock compensation expense (3)
- Commercial	(211)	(124)	(731)	(556)
- Public Sector	(112)	(181)	(556)	(554)
- Radiology Benefits Management	(152)	(362)	(946)	(1,123)
- Specialty Pharmaceutical Management	(429)	(108)	(4,647)	(365)
- Medicaid Administration	(358)	(36)	(358)	(76)
- Corporate	(2,862)	(2,785)	(9,486)	(9,156)
Total stock compensation expense	(4,124)	(3,596)	(16,724)	(11,830)

Segment profit (loss)
- Commercial	38,397	40,753	102,690	107,430
- Public Sector	25,766	36,468	55,129	100,644
- Radiology Benefits Management	10,808	26,395	36,006	64,406
- Specialty Pharmaceutical Management	9,885	5,582	26,689	19,430
- Medicaid Administration	4,032	8,633	4,032	20,743
- Corporate and Elimination	(24,355)	(27,728)	(74,219)	(82,700)
Total segment profit	$64,533	$90,103	$150,327	$229,953

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$64,533	$90,103	$150,327	$229,953
Stock compensation expense	(4,124)	(3,596)	(16,724)	(11,830)
Depreciation and amortization	(12,154)	(13,950)	(33,713)	(41,607)
Interest expense	(650)	(482)	(1,734)	(1,751)
Interest income	1,215	846	5,260	2,466
Income from continuing operations before income taxes	$48,820	$72,921	$103,416	$177,231

Membership
- Commercial				36.8
- Public Sector				1.9
- Radiology Benefits Management				19.7
Total membership				58.4

(1)  Included in Medicaid Administration are the results of First Health Services since its acquisition on July 31, 2009.

(2)  Effective September 1, 2010, Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)  Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.